Exhibit 10.1

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

PMT ISSUER TRUST – FMSR,

as Issuer

and

PMT CO-ISSUER TRUST I – FMSR,

as Co-Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC CORP.,

as Administrator and as Servicer

and

PENNYMAC HOLDINGS, LLC,

as Co-Issuer Administrator

and

CITIBANK, N.A.,

as Administrative Agent

SERIES 2024-VF2 INDENTURE SUPPLEMENT

Dated as of December 20, 2024

To

AMENDED AND RESTATED BASE INDENTURE

Dated as of October 10, 2023

(as amended from time to time)

MSR COLLATERALIZED NOTES,

SERIES 2024-VF2

-PAGE i-

This SERIES 2024-VF2 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of December 20, 2024, is made by and among PMT ISSUER TRUST – FMSR, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), PMT CO-ISSUER TRUST I – FMSR, a statutory trust organized under the laws of the State of Delaware, as co-issuer (“Co-Issuer” and together with the Issuer, each, an “Issuer Trust” and collectively, the “Issuer Trusts”), CITIBANK, N.A., a national banking association, acting through its agency and trust division, as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), PENNYMAC CORP., a Delaware corporation (“PMC”), as administrator (in such capacity, the “Administrator”) and as servicer (in such capacity, the “Servicer”), PENNYMAC HOLDINGS, LLC, a Delaware limited liability company (“PMH”), as co-issuer administrator (the “Co-Issuer Administrator”), and CITIBANK, N.A. (“Citibank”), a national banking association, as Administrative Agent (as defined herein). This Indenture Supplement relates to and is executed pursuant to that certain Amended and Restated Base Indenture supplemented hereby, dated as of October 10, 2023, including the schedules and exhibits thereto (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Base Indenture”), among the Issuer, Co-Issuer, PMC, PMH, the Servicer, the Administrator, the Co-Issuer Administrator, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, and Atlas Securitized Products, L.P., as Administrative Agent, and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement, collectively referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture, and the rules of interpretation set forth in Section 1.2 of the Base Indenture shall apply equally herein.

PRELIMINARY STATEMENT

Each of the Issuer and Co-Issuer have duly authorized the issuance of the “PMT Issuer Trust—FMSR and the PMT Co-Issuer Trust I – FMSR Collateralized Notes, Series 2024-VF2 Notes” (as defined below). The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2024-VF2 Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1. Creation of the Series 2024-VF2 Notes. There are hereby created, effective as of the Issuance Date, the Series 2024-VF2 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “PMT Issuer Trust—FMSR and the PMT Co-Issuer Trust I – FMSR Collateralized Notes, Series 2024-VF2 Notes” or the “Series 2024-VF2 Notes”. The Series 2024-VF2 Notes are rated and are not subordinate to any other Series of Notes. The Series 2024-VF2 Notes are issued in one (1) Class of Variable Funding Notes (Class A-VF2) with the Maximum VFN Principal Balance, Stated Maturity Date, Note Interest Rate and other terms as specified in this Indenture Supplement. The Series 2024-VF2 Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the

Series 2024-VF2 Notes and all other Series of Notes issued under the Base Indenture as described therein. In the event that any term or provision contained herein with respect to the Series 2024-VF2 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2. Defined Terms. With respect to the Series 2024-VF2 Notes and in addition to or in replacement of the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Additional Note Payment” means a payment made by the Issuer Trusts to the Noteholder of the Series 2024-VF2 Notes, using proceeds of an Optional Payment or a Margin Call Payment under the PC Repurchase Agreement to reduce the unpaid principal balance of the Series 2024-VF2 Notes.

“Additional Term Note Offering” means the issuance of at least $200,000,000 in Term Notes on or after the date hereof to third party investors in accordance with the Base Indenture.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (i) the Daily Simple SOFR, plus (ii) the applicable Benchmark Adjustment. The Calculation Agent shall not be responsible for calculating the Adjusted Daily Simple SOFR.

“Administrative Agent” means, for so long as the Series 2024-VF2 Notes are Outstanding, pursuant to the provisions of this Indenture Supplement, ASP, or an Affiliate or successor by merger thereto.

“Advance Rate” means, with respect to the Series 2024-VF2 Notes, on any date of determination, [**]%, subject to amendment by mutual agreement of the Administrative Agent, the Administrator and the Co-Issuer Administrator; provided, that, upon the occurrence of an Advance Rate Trigger 1 Event, the Advance Rate will decrease by [****]% until the Advance Rate Trigger 1 Event has been cured in all respects subject to the satisfaction of the Administrative Agent for two (2) consecutive months, at which point the Advance Rate, as applicable, will revert to [**]%; provided, further, that, upon the occurrence of an Advance Rate Trigger 2 Event, the Advance Rate will decrease by an additional [****]%, such that the cumulative decrease of the Advance Rate upon the occurrence of an Advance Rate Trigger 2 Event will be [****]% until the Advance Rate Trigger 2 Event has been cured in all respects subject to the satisfaction of the Administrative Agent for two (2) consecutive months, at which point the Advance Rate, as applicable, will be (x) if an Advance Rate Trigger 1 Event is then in effect, [**]%, and (y) if no Advance Rate Trigger 1 Event is then in effect, [**]%.

“Advisers Act” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Benchmark” means, with respect to any date of determination, the Adjusted Daily Simple SOFR or, if applicable, a Benchmark Replacement Rate. It is understood that the Benchmark shall be adjusted on a daily basis; provided, that, Benchmark for the three (3) Business Days prior to the related Payment Date shall be fixed at Benchmark for the third (3rd) Business Day prior to the related Payment Date.

“Benchmark Adjustment” means, for any day, the spread adjustment for such Interest Accrual Period that has been selected or recommended by the Relevant Governmental Body for the tenor of 1 month. For the avoidance of doubt, the “Benchmark Adjustment” means, for any day, the value as reported on the display designated as “YUS0001M” on Bloomberg, or such other display as may replace “YUS0001M.”

“Benchmark Administration Changes” means, with respect to the Benchmark (including any Benchmark Replacement Rate), any technical, administrative or operational changes (including without limitation changes to the timing and frequency of determining rates and making payments of interest, length of lookback periods, and other administrative matters as may be appropriate, in the sole and good faith discretion of Administrative Agent, to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Rate” means with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected in the sole and good faith discretion of Administrative Agent, giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated repurchase facilities and (ii) the related Benchmark Administration Changes; provided that, no such Benchmark Replacement Rate as so determined would be less than [*]%.

“Benchmark Transition Event” means a determination by Administrative Agent in its sole and good faith discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining the Benchmark, (ii) the applicable Benchmark is permanently or indefinitely no longer in existence, (iii) continued implementation of the Benchmark is no longer administratively feasible or no significant market practice for the administration of the Benchmark exists, (iv) the Benchmark will not adequately and fairly reflect the cost to Noteholder of purchasing or maintaining Note (including increases in the balance thereof) going forward or (v) the administrator of the applicable Benchmark or a Relevant Governmental Body having jurisdiction over Noteholder or Administrative Agent has made a public statement identifying a specific date after which the Benchmark shall no longer be made available or used for determining the interest rate of loans or other extensions of credit.

“Benefit Plan Investor” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Class A-VF2 Notes” means, the Variable Funding Notes, Class A-VF2 Variable Funding Notes, issued hereunder by the Issuer Trusts, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer Trusts shall be administered, which offices at the date of this Indenture Supplement are located at Citibank, N.A., 388 Greenwich Street Trading, New York, NY 10013, Attention: Agency & Trust—PMT ISSUER TRUST – FMSR and PMT CO-ISSUER TRUST I – FMSR MSR Collateralized Notes and solely for purposes of the transfer, surrender or exchanges of Notes, at 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attention: Agency & Trust—PMT ISSUER TRUST – FMSR and PMT CO-ISSUER TRUST I – FMSR MSR Collateralized Notes.

“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2024-VF2 Notes, [****]% per annum.

“Daily Simple SOFR” means, for any day, SOFR, with conventions (including, without limitation, a lookback) established by the Administrative Agent in its sole and good faith discretion; provided that, if the Administrative Agent determines that any such convention is not administratively, operationally, or technically feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its sole and good faith discretion.

“Default Supplemental Fee” means for the Series 2024-VF2 Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Notes (if the Full Amortization Period is continuing on such final payment date), a fee equal to the product of:

(i) the Default Supplemental Fee Rate, multiplied by,

(ii) the average daily Note Balance since the prior Payment Date of the Series 2024-VF2 Notes, multiplied by,

(iii) a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Full Amortization Period) to but excluding such Payment Date and the denominator of which equals 360.

“Default Supplemental Fee Rate” means, with respect to the Series 2024-VF2 Notes, [****]% per annum.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fiduciary Rule” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, in the case of the Series 2024-VF2 Notes, an amount determined by the Administrative Agent, the Issuer, the Co-Issuer, the Administrator and the Co-Issuer Administrator on the Issuance Date, which amount is set forth in an Issuer and Co-Issuer Certificate delivered to the Indenture Trustee. For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2024-VF2 Notes.

“Interest Accrual Period” means, for the Series 2024-VF2 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2024-VF2 Notes on any Payment Date shall be determined based on the Interest Day Count Convention.

“Interest Day Count Convention” means with respect to the Series 2024-VF2 Notes, the actual number of days in the related Interest Accrual Period divided by 360.

“Issuance Date” means December 20, 2024.

“Margin” means, for the Series 2024-VF2 Notes, (i) [****]% per annum or (ii) upon the occurrence of an Additional Term Note Offering, the related “Margin” in effect for the Term Notes subject to such Additional Term Note Offering plus [****]%; provided, however, any Margin calculated pursuant to clause (ii) hereof shall not be less than [****]% or greater than [****]%.

“Maximum VFN Principal Balance” means, for the Series 2024-VF2 Notes, (i) $1,000,000,000, (ii) such other amount, calculated pursuant to a written agreement among the Administrator, the Co-Issuer Administrator and the Administrative Agent or (iii) such lesser amount designated by the Administrator and the Co-Issuer Administrator in accordance with the terms of the Base Indenture.

“Note Interest Rate” means, for the Series 2024-VF2 Notes, with respect to any Interest Accrual Period, the sum of (a) the greater of (i) the Benchmark (as determined by the Administrative Agent) and (ii) [****]% plus (b) the Margin.

“Plan Fiduciary” has the meaning assigned such term in Section 3 of this Indenture Supplement.

“PMC” has the meaning assigned to such term in the Preamble.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Series 2024-VF2 Notes” has the meaning assigned to such term in Section 1(a) of this Indenture Supplement.

“Series 2024-VF2 Repurchase Agreement” means the Master Repurchase Agreement, dated as of December 20, 2024, among PMC, as a seller, PMH, as a seller, the buyers from time to time party thereto, Citibank N.A., as administrative agent and PennyMac Mortgage Investment Trust, as guarantor (the “VFN Guarantor”), as amended, restated, supplemented or otherwise modified from time to time.

“Series Required Noteholders” means, for so long as the Series 2024-VF2 Notes are Outstanding, 100% of the Noteholders of the Series 2024-VF2 Notes. With respect to the Series 2024-VF2 Notes, any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder shall be taken by the VFN Repo Buyers, as the buyers of the Series 2024-VF2 Notes under the Series 2024-VF2 Repurchase Agreement.

“Series Reserve Required Amount” means, the Stop-Loss Cap Required Amount.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Stated Maturity Date” means, for the Series 2024-VF2 Notes, the date on which the Termination Date (as defined in the Series 2024-VF2 Repurchase Agreement) occurs, which is subject to extension in accordance with the Series 2024-VF2 Repurchase Agreement.

“Stop-Loss Cap Reserve Percentage” means the difference between (i) one (1) and (ii) a fraction, (A) the numerator of which is equal to the difference between (1) the maximum Servicer SDQ Rate of the related Level and (2) the actual Servicer SDQ Rate and (B) the denominator of which is equal to 10% of the maximum Servicer SDQ Rate of the related Level.

“Stop-Loss Cap Required Amount” means, an amount equal to the difference between (1) the product of (x) the projected Stop-Loss Cap calculated at the lower threshold of the subsequent Level and (y) the Stop-Loss Cap Reserve Percentage and (2) the current Stop-Loss Cap.

“Transaction Parties” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“VFN Repo Buyers” means each of Citibank and the buyers named under the Series 2024-VF2 Repurchase Agreement from time to time, and each of their permitted successors and assigns.

“WSFS” means Wilmington Savings Fund Society, FSB.

Section 3. Form of the Series 2024-VF2 Notes; Transfer Restrictions; Considerations. (a) The Series 2024-VF2 Notes shall only be issued in definitive, fully registered form and the form of the Rule 144A Definitive Note that may be used to evidence the Series 2024-VF2 Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-2. None of the Series 2024-VF2 Notes shall be issued as Regulation S Notes nor shall any Series 2024-VF2 Notes be sold in offshore transactions in reliance on Regulation S.

(b) [Reserved].

Section 4. Series Reserve Account; Stop-Loss Cap Required Amount. In accordance with the terms and provisions of this Section 4 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a Series Reserve Account with respect to the Series 2024-VF2 Notes (the “Series 2024-VF2 Reserve Account”), which shall be an Eligible Account, for the benefit of the Series 2024-VF2 Noteholders. Funds on deposit in the Series 2024-VF2 Reserve Account shall remain uninvested.

For each Payment Date, if an SDQ Event is in effect, the Issuer Trusts shall deposit into the Series 2024-VF2 Reserve Account, any amount required to be deposited therein so that, after giving effect to such deposit, the amount on deposit in Series 2024-VF2 Reserve Account on such day equals the Stop-Loss Cap Required Amount in accordance with Sections 4.4(a)(i) and 4.5(a)(1)(iv) of the Base Indenture. In addition, on any Payment Date where the amounts on deposit in the Series 2024-VF2 Reserve Account exceeds the Stop-Loss Cap Required Amount, such excess amounts shall be released from the Series 2024-VF2 Reserve Account and shall be considered part of Available Funds under the Base Indenture.

Section 5. Interest Payment Amounts. Prior to the occurrence and continuation of an Event of Default (as defined under the Series 2024-VF2 Repurchase Agreement) under the Series 2024-VF2 Repurchase Agreement, and in accordance with Section 6.12(b) of the PC Repurchase Agreement, (i) PMC and PMH shall be permitted to offset, net, withdraw, or direct the withdrawal of the Interest Payment Amount on the Series 2024-VF2 Notes; and (ii) the estimated Price Differential owed under the Series 2024-VF2 Repurchase Agreement on the next Payment Date shall be subject to a true up of the amount determined by the Administrative Agent and delivered to the Indenture Trustee one (1) day prior to the related Payment Date. The Administrator and the Co-Issuer Administrator shall report the calculation of the Interest Payment Amount for the Interest Accrual Period preceding a Payment Date for inclusion in the report set forth in Section 3.1 of the Base Indenture two (2) Business Days prior to each Payment Date.

Section 6. Payments; Note Balance Increases; Early Maturity. (a) Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2024-VF2 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture. The initial Payment Date for the Series 2024-VF2 Notes is January 27, 2025. Payments made to Citibank, N.A., solely in its capacity as Administrative Agent on behalf of the VPN Repo Buyers, as holder of the Series 2024-VF2 Notes, shall be made pursuant to the wire instructions on Exhibit A hereto.

(b) The Paying Agent shall make payments of principal on the Series 2024-VF2 Notes on each Interim Payment Date and each Payment Date in accordance with Sections 4.4 and 4.5 of the Base Indenture (at the option of the Issuer Trusts in the case of requests during the Revolving Period for the Series 2024-VF2 Notes). The Note Balance of the Series 2024-VF2 Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance.

(c) Any payments of principal allocated to the Series 2024-VF2 Notes during a Full Amortization Period shall be applied to the Class A-VF2 Notes until their VFN Principal Balance has been reduced to zero.

(d) The parties hereto acknowledge that the Series 2024-VF2 Note will be financed by the VFN Repo Buyers under the Series 2024-VF2 Repurchase Agreement, pursuant to which PMC and PMH will sell all their related rights, title and interest in the Series 2024-VF2 Note to the VFN Repo Buyers. The parties hereto acknowledge that with respect to the Series 2024-VF2 Note, any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder shall be taken by the VFN Repo Buyers, as the buyers of the Series 2024-VF2 Note under the Series 2024-VF2 Repurchase Agreement. Subject to the foregoing, the Administrative Agent, the Issuer Trusts further confirm that the Series 2024-VF2 Note issued on the date of this Indenture Supplement pursuant to this Indenture Supplement shall be issued in the name of “Citibank, N.A. solely in its capacity as Administrative Agent on behalf of the VFN Repo Buyers”. The Issuer Trusts and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2024-VF2 Note in the name of “Citibank, N.A., solely in its capacity as Administrative Agent on behalf of the VFN Repo Buyers”.

(e) During the Revolving Period, on each Interim Payment Date and each Payment Date, in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture, the owners of the Owner Trust Certificates may make Additional Note Payments to the Noteholder of the Series 2024-VF2 Notes. Such Additional Note Payments shall be applied to reduce the unpaid principal balance of the Series 2024-VF2 Notes.

(f) Notwithstanding anything to the contrary herein or in Section 4.3(b)(i) of the Base Indenture, the VFN Principal Balance of the Series 2024-VF2 Notes may be adjusted to reduce the VFN Principal Balance thereof by the Administrator or the Co-Issuer Administrator in accordance with a VFN Note Balance Adjustment Request, on behalf of the Issuer or the Co-Issuer, without making any payment on the Series 2024-VF2 Notes with the written consent of the Administrative Agent (which may be provided electronically).

Section 7. Optional Redemption. The Issuer Trusts may, at any time, subject to Section 13.1 of the Base Indenture, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Indenture Trustee and the Noteholders of the Series 2024-VF2 Notes redeem in whole or in part (so long as, in the case of any partial redemption, the Variable Funding Notes are redeemed on a pro rata basis based on their related Note Balances) and/or terminate and cause the retirement of the Series 2024-VF2 Notes. In anticipation of a redemption of the Series 2024-VF2 Notes at the end of their Revolving Period, the Issuer Trusts may issue a new Series or one or more Classes of Notes within the ninety (90) day period prior to the end of such Revolving Period and reserve all or a portion of the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Series 2024-VF2 Notes, on the last day of their Revolving Period. Any supplement to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Noteholders of any of the Series 2024-VF2 Notes or of any other Notes issued under the Base Indenture (but with satisfaction of other requirements for amendments entered into without Noteholder consent). Any Notes issued in replacement for the Series 2024-VF2 Notes will have the same rights and privileges as the Class of Series 2024-VF2 Notes that were refinanced with the related proceeds thereof; provided, such replacement Notes may have different Stated Maturity Dates and different Note Interest Rates.

Section 8. Determination of Note Interest Rate and Benchmark. (a) Two (2) Business Days immediately preceding the related Payment Date, the Administrative Agent will provide to the Calculation Agent the Benchmark for each day of the related Interest Accrual Period for the Series 2024-VF2 Notes on the basis of the procedures specified in the definition of Benchmark.

(b) The Calculation Agent shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2024-VF2 Notes on each Payment Date, and include a report of such amount in the related Payment Date Report.

(c) The establishment of the Benchmark by the Administrative Agent and the Calculation Agent’s subsequent calculation of the Note Interest Rate and the Interest Payment Amount on the Series 2024-VF2 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

(d) For purposes of calculating the Required Reserve Amount under the PC Repurchase Agreement, the “Pricing Rate” with respect to any “MRA Payment Date” thereunder will be calculated using the Benchmark as reported by the Administrative Agent for the immediately preceding Payment Date.

Section 9. Conditions Precedent Satisfied. The Issuer Trusts hereby represent and warrant to the Noteholders of the Series 2024-VF2 Notes and the Indenture Trustee that, as of the date of this Indenture Supplement, each of the conditions precedent set forth in the Base Indenture, including those conditions precedent set forth in Section 6.10(b) of the Base Indenture and Article XII thereof, as applicable, to the issuance of the Series 2024-VF2 Notes have been satisfied or waived in accordance with the terms thereof.

Section 10. Representations and Warranties. The Issuer, the Co-Issuer, the Administrator, the Co-Issuer Administrator, the Servicer and the Indenture Trustee hereby restate as of the date of this Indenture Supplement, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

Each of the Administrator and the Co-Issuer Administrator hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator and the Co-Issuer Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Each of PMC and PMH hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of each of PMC and PMH to perform its duties under this Indenture, any Indenture Supplement or any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 11. Amendments. (a) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of the Series 2024-VF2 Notes but with the consent of the Issuer Trusts (evidenced by their execution of such amendment), the Indenture Trustee, the Administrator, the Co-Issuer Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Trusts’ Tax Opinion (unless delivery of such Issuer Trusts’ Tax Opinion is waived by the Series Required Noteholders) and upon delivery by the Issuer and the Co-Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that each of the Issuer and the Co-Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision therein or in any other Transaction Document; or (ii) to amend any other provision of this Indenture Supplement. For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer. This Indenture Supplement may be otherwise amended or otherwise modified from time to time in a written agreement among (i) 100% of the Noteholders of the Series 2024-VF2 Notes, the Issuer, the Co-Issuer, the Administrator, the Co-Issuer Administrator, the Administrative Agent, the Indenture Trustee and subject to the immediately preceding sentence, the Servicer.

(b) Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, except for amendments otherwise permitted as described in Sections 12.1 and 12.2 of the Base Indenture and in the immediately preceding paragraph, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders in respect of the Series 2024-VF2 Notes, supplement, amend or revise any term or provision of this Indenture Supplement.

(c) For the avoidance of doubt, the Issuer, the Co-Issuer, the Administrator and the Co-Issuer Administrator, respectively, hereby covenant that the Issuer Trusts shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(d) Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreements shall require the written consent of the Owner Trustee.

(e) Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Issuer Owner Trustee or the Co-Issuer Owner Trustee in their respective capacities as owner trustees under the Trust Agreements shall require the written consent of the Issuer Owner Trustee and the Co-Issuer Owner Trustee, as applicable.

Section 12. Counterparts. This Indenture Supplement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Indenture Supplement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, enforceability and admissibility as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each party to this Indenture Supplement hereby consents to the use of any secure third party electronic signature capture service providers (including, without limitation, DocuSign), as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature. Delivery of an executed counterpart of a signature page to this Indenture Supplement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture Supplement.

Section 13. Entire Agreement. This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 14. Limited Recourse. Notwithstanding any other terms of this Indenture Supplement, the Series 2024-VF2 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer and Co-Issuer under the Series 2024-VF2 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer and Co-Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2024-VF2 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2024-VF2 Notes or this Indenture Supplement or for any action or inaction of the Issuer and Co-Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer Trusts or any of their successors or assigns for any amounts payable under the Series 2024-VF2 Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 14 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, including, without limitation, the PC Repo Guaranty and the VFN Repo Guaranty or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2024-VF2 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 14 shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2024-VF2 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that to the extent and so long as the outstanding Series 2024-VF2 Notes are Retained Notes, such Series 2024-VF2 Notes shall be disregarded for U.S. federal income tax purposes. In furtherance of such intent, for so long as the outstanding Series 2024-VF2 Notes are Retained Notes that are treated as disregarded for U.S. federal income tax purposes from PMC or PMH, PMC shall not have the right to enforce payment under any provision in such Series 2024-VF2 Notes providing for liability of the Co-Issuer, and PMH shall not have the right to enforce payment under any provision in such Series 2024-VF2 Notes providing for liability of the Issuer.

Section 15. Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely in its capacity as Owner Trustee under the Trust Agreements, in the exercise of the powers and authority conferred and vested in it thereunder, (b) each of the representations, warranties, undertakings, obligations and agreements herein made on the part of the Issuer Trusts is made and intended not as personal representations, warranties, undertakings, obligations and agreements by WSFS but is made and intended for the purpose of binding only, and is binding only on, the Issuer Trusts, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant or obligation of the Issuer Trusts, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has not made and will not make any investigation as to the accuracy or completeness of any representations or warranties made by the Issuer Trusts in this Indenture Supplement or any related document delivered pursuant hereto and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness, indemnities or expenses of the Issuer Trusts, or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer Trusts or by WSFS as Owner Trustee on behalf of the Issuer Trusts under this Indenture Supplement or any other related documents, as to all of which recourse shall be had solely to the assets of the Issuer Trusts.

Section 16. Note Rating Agency.

As of the date hereof, the Series 2024-VF2 Notes are rated BBB- (sf) by the Note Rating Agency.

Section 17. Conditions to Effectiveness of this Indenture Supplement

This Indenture Supplement shall become effective upon (i) execution and delivery of this Indenture Supplement by all parties hereto, and (ii) delivery of the Issuer Trusts’ Tax Opinion, the Authorization Opinion, the Opinion of Counsel required pursuant to Section 11.1 of the Trust Agreements and the Officer’s Certificates.

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

PMT ISSUER TRUST – FMSR, as Issuer

By:	Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark H. Brzoska
Name: Mark H. Brzoska
Title: Vice President

PMT CO-ISSUER TRUST I – FMSR, as Co-Issuer

By:	Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark H. Brzoska
Name: Mark H. Brzoska
Title: Vice President

[Signature Page to PMT Issuer Trust – FMSR

Series 2024-VF2 Indenture Supplement]

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Valerie Delgado
Name: Valerie Delgado
Title: Senior Trust Officer

[Signature Page to PMT Issuer Trust – FMSR

Series 2024-VF2 Indenture Supplement]

PENNYMAC CORP., as Administrator and as Servicer

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

PENNYMAC HOLDINGS, LLC, as Co-Issuer Administrator

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

[Signature Page to PMT Issuer Trust – FMSR

Series 2024-VF2 Indenture Supplement]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Arunthathi Theivakumaran
Name: Arunthathi Theivakumaran
Title: Vice President

[Signature Page to PMT Issuer Trust – FMSR

Series 2024-VF2 Indenture Supplement]

EXHIBIT A

Wire Instructions

•	Name of Bank:	Citibank, N.A.

•	ABA Number of Bank:	021000089

•	Name of Account:	Citibank, N.A.

•	ATTN:	MORTGAGE OPS

•	Account Number:	[********]